Ex. 3.4

                             Memorandum and Articles

                                 Of Association

                                Swiftnet Limited

                            Registered Number 2469394

                         Incorporated 12th February 1990

THE COMPANIES ACT 1985
PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF SWIFTNET LIMITED

1.   The Company's name is Swiftnet Limited.

2.   The Company's Registered office is to be situated in England.

3.   The Company's objects are:-

     A.   To carry on business as designers, manufacturers, distributors, installers, maintainers and general dealers in communication and telecommunication equipment of every description and to lease or rent out such equipment to persons, firms or bodies having dealings with the Company on such terms as the Company may from time to time determine and to carry on business as aforesaid in electronic hardware of every description including communications equipment, satellite receivers and antennae; to purchase, take on lease, rent or in exchange or otherwise acquire any plant, machinery, equipment, assets or properties of any and every description as may be considered necessary for the purposes of carrying on the business of the Company and to loan and advance money to persons firms or bodies having dealings with the Company on such terms and for such periods of time as the Company may from time to time determine and to carry on business  within  and  without  the United  Kingdom as manufacturers, wholesalers, factors, retailers, distributors, agents and importers and exporters of goods, materials and finished products of any and every description; to purchase, take on lease, rent or in exchange or otherwise acquire any assets or property of any and every description as may be necessary for the purposes of carrying on the aforesaid businesses; to deal generally in raw materials and consumables of every description; to carry on business as financiers and industrial bankers and to loan and advance money to persons, firms or companies having dealings with the Company.

     B.   To carry on any other business which, in the opinion of the Company, may be capable of being conveniently or profitably carried on in conjunction with or subsidiary to any other business of the Company and is calculated to enhance the value of the Company's property.

     C.   To guarantee or give security for the payment or performance of any contracts, debts, or obligations of any person, company or firm, for any purpose whatsoever, and to act as  agents for the collection, receipt or payment of money and generally to give any guarantee, security or indemnity.

     D.   To take on lease, purchase or in exchange, hire or otherwise acquire and hold for any interest or estate any buildings, lands, easements, privileges, rights, patents, secret processes, licences, machinery, plant, stock-in-trade, and any real or personal property of any kind convenient or necessary for the purpose of or in connection with the
          Company's business or any department or branch thereof.

     E.   To apply for, purchase or otherwise acquire and hold any patents, licences, concessions, brevets d'invention, copyrights and the like, conferring any right to use or publish any secret or other information and to use, develop, exercise, or grant licences in respect of the property, rights and information so acquired.

     F.   To erect, build, construct, or reconstruct, lay down, alter, enlarge and maintain any factories, buildings, works, shops, stores, plant and machinery necessary or convenient for the Company's business and to contribute to or subsidise the construction, erection and maintenance of any of the aforesaid.

     G.   To subscribe for, take, purchase or otherwise acquire and hold, sell, deal with or dispose of any share, stocks, debentures, debenture stocks, bonds, obligations and securities, guaranteed by any Company constituted or carrying on business in any part of the world and debentures, debenture stocks, bonds, obligations and securities guaranteed by any Government or Authority, Municipal, Parochial, Local
          or otherwise, within and without the United  Kingdom and to subscribe for the same either conditionally or otherwise and to guarantee the subscription thereof and to enforce and exercise all rights and powers conferred by the ownership thereof.

     H.   To promote by way of advertising the products and services of the
          Company in any manner and to reward customers or potential customers and to promote and take part in any scheme likely to benefit the
          Company.

     I.   To borrow or raise money and secure or discharge any debt or obligation of or binding on the Company in such manner as may be thought fitand in particular by mortgages of or charges upon the undertaking and all or any of the real or heritable and personal or moveable property (present or future) and the uncalled capital for the time being of the Company or by, the creation and issue of debenture stocks, debentures or other obligations or securities of any description.

     J.   To support, guarantee and/or secure either with or without consideration the payment of any debenture stock, debentures, dividends, shares or moneys or the performance of engagements or contracts of any other Company or person and in particular (but without prejudice to the generality of the foregoing) of any Company which is, for the time being, the Company's holding company as defined by Section 736 of the Companies Act, 1985 or another subsidiary, as defined by the said section, of the Company's holding company or otherwise associated with the Company in business and to give indemnities and guarantees of all kinds and by way of security as aforesaid either with or without consideration to mortgage and charge the undertaking and all or any of the real and personal property and assets present or future, to issue debentures and debenture stock and collaterally or further to secure any securities of the Company by a
          Trust Deed or other assurance and to enter into partnership or any joint purse arrangement with any person, persons, firm or company.

     K.   To make advances to customers and others with or without security, and upon such terms as the Company may approve, and to guarantee the dividends, interest and capital of the stocks, shares or securities of any company of or in which the Company is a member or is otherwise interested.

     L.   To take part in the management, formation, control or supervision of the business or operation of any company or undertaking and for that purpose to appoint and remunerate any directors, experts or agents.

     M.   To employ experts to examine and investigate into the character, prospects, value, condition and circumstances of any undertakings and business concerns and generally of any property, assets or rights.

     N.   To draw, make, accept, endorse, negotiate, discount and execute promissory notes, bills of exchange and other negotiable instruments;
          to receive money on deposit or loan upon such terms as the Company may approve, and generally to act as bankers for customers and others.

     O.   To promote or establish or concur in promoting or establishing any other company whose objects shall include the taking over of the acquisition of all or any of the assets or liabilities of this Company or the promotion of which shall be in any manner calculated to advance directly or indirectly the objects or interests of this Company and to hold, acquire, dispose of stocks, shares or securities issued by or a any other obligations of any such company.

     P.   To deal with and invest the moneys of the Company not immediately required for the purposes of the business of the Company in or upon such investments and in such manner as the Company may approve.

     Q.   To accept payment for any rights or property sold or otherwise disposed of or dealt with by the Company, either in cash, by instalments or otherwise, or in partly or fully paid-up shares or stock of any corporation or company, with or without deferred or preferred or special rights or restrictions in respect of repayment of capital, dividend, voting or otherwise, or in mortgages or debentures or other securities of any corporation or company or partly in one mode and partly in another, and generally on such terms as the Company may determine and to hold, dispose of or otherwise deal with any stock, shares or securities so acquired.

     R.   To enter into any partnership or amalgamate with or enter into any arrangement for sharing profits, interests, or co-operative or enter into co-operation with any company, person or firm carrying on or proposing to carry on any business within the objects of this Company or which is capable of being carried on so as to benefit this Company, whether directly or indirectly and to acquire and hold, deal with, sell or dispose of any stock, shares or securities of or other interests in any such company, and to guarantee the contracts or liabilities of, otherwise assist or subsidise, any such company.

     S.   To pay for any right or property acquired by the Company either in cash or partly or fully  paid-up shares with or without deferred or preferred or special rights or restrictions in respect of repayment of capital, dividend, voting or otherwise, or by any securities which the
          Company has power to issue, and generally on such terms and conditions as the Company may determine.

     T.   To develop, improve, manage, sell, turn to account, let on rent, royalty, exchange, share of profits or otherwise, grant easements, licences and other rights in or over, and in any other manner dispose of or deal with the undertaking and all or any of the assets and property for the time being of the Company for such consideration as the Company may think fit.

     U.   To acquire, purchase, take over and undertake part or all of the business, property, assets, liabilities and engagements of any firm, person or company carrying on any business the carrying on of which is calculated to benefit this Company or to advance its interest generally.

     V.   To aid in the support and establishment of any educational, scientific, religious or charitable institutions or trade associations or societies, whether such associations, societies or institutions be solely connected with the business carried on by the Company or its predecessors in business or not, and to maintain and institute any club, society or other organisation.

     W.   To grant pensions, gratuities, allowances and bonuses to employees or ex-employees, officers or ex-officers of the Company or its predecessors in business or the dependents of such persons and to maintain and establish or concur in maintaining funds, trusts or schemes, (whether contributory or non-contributory) with a view to providing pensions or other funds of any such persons or their dependents as aforesaid.

     X.   To distribute in specie any of the shares, debentures or securities of the Company or any proceeds of sale or disposal of any property of the
          Company between the members of the Company in accordance with the rights, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

     Y.   To do all or any of the above things in any part of the world, either alone as principals, or as agents, trustees, sub-contractors or otherwise.

     Z.   To do all such other things as may be deemed incidental or conducive to the attainment of the above objects or any of them.

It is hereby declared that the objects of the Company as specified in each of the foregoing sub-clauses of the Clause shall be separate and distinct objects of the Company and shall not in any way be limited by reference to any other sub-clauses or the order in which the same occur. The widest interpretation shall be given to the objects contained in each sub-clause of the Clause and shall not save where the context expressly so requires be in any way restricted or limited by inference from or reference to any other object or objects set forth in such sub-clause or from the terms of any other sub-clause. None of such sub-clause or the objects mentioned therein or the powers thereby conferred shall be deemed ancillary to or subsidiary to the powers or objects specified in any other sub-clause.

4.   The liability of the members is limited.

5.   The share capital of the Company is £22,000 divided into 11,000 "A"
     Ordinary shares of £1.00 each and 11,000 "B" Ordinary shares of £1.00 each.  (The share capital was increased from £1,000 to £11,000 by resolution passed 26th July 1993, and subsequently to £22,000 by resolution passed 26th July 1999)

WE, the several persons whose names, addresses and descriptions are subscribed are desirous of being formed into a Company in pursuance of this Memorandum of
Association and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

NAMES, ADDRESSES AND DESCRIPTIONS                   number of Shares taken
OF SUBSCRIBERS                                        by each Subscriber

JOSEPH ANTHONY HAMMOND                                        ONE
120 East Road
London, N1 6AA

CHARTERED SECRETARY

RAYMOND PAUL KALMAN                                           ONE
120 East Road
London, N1 6AA

COMPANY SECRETARY

Dated this 2nd day of January 1990

WITNESS to the above signatures:-

MICHAEL NORMAN CLAFF
120 East Road
London, N1 6AA

CHARTERED ACCOUNTANT